                            ESCROW AND SECURITY AGREEMENT


          This ESCROW AND SECURITY AGREEMENT (this "Agreement") is made and entered into as of July 16, 1998 by and among CAPROCK COMMUNICATIONS CORP. (the "Company"), CAPROCK TELECOMMUNICATIONS CORP. ("Telecommunications"), CAPROCK FIBER NETWORK, LTD. (the "Partnership"), IWL COMMUNICATIONS, INCORPORATED ("IWL") and PNC BANK, NATIONAL ASSOCIATION, as trustee for the benefit of the holders ("Holders") of the Notes (as hereinafter defined) under the Indenture (as hereinafter defined) (the "Trustee"). For purposes of this Agreement, the Company, Telecommunications and the Partnership are sometimes herein individually referred to as an "Issuer" and collectively referred to as the "Issuers".


                                 W I T N E S S E T H

          WHEREAS, the Issuers, IWL and the Trustee have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Issuers are issuing $150,000,000 aggregate principal amount of 12% Senior Notes due 2008 (the "Notes") on the date hereof;

          WHEREAS, pursuant to a Purchase Agreement dated as of July 10, 1998 (the "Purchase Agreement") among the Issuers, IWL and the initial purchasers named therein, and the Indenture, the Issuers are required to direct that at the Closing Time (as defined in the Purchase Agreement) $145 million (the "Funds") be deposited with the Trustee for the benefit of the Holders of the Notes to secure the Issuers' obligation to (i) repay the principal, premium and interest on the Notes in the event that the Notes become due and payable prior to the release of the Funds in accordance with the terms of this Agreement and (ii) repurchase Notes that are tendered to the Issuers pursuant to Section 10.21 of the Indenture in the event that the Combination (as hereinafter defined) is not consummated or certain other conditions are not satisfied, or if it appears in the sole judgment of the Issuers that the Combination will not be consummated or such other conditions will not be satisfied, by 11:59 p.m. New York City time on August 31, 1998 (the "Termination Date") (collectively, the "Obligations"); and

          WHEREAS, to secure the Obligations of the Issuers, the Issuers have agreed to (i) pledge to the Trustee, for the ratable benefit of the Holders of the Notes, a security interest in the Funds and other Collateral (as hereinafter defined) and (ii) execute and deliver this Agreement in order to secure the payment and performance by the Issuers of all the Obligations.

          NOW, THEREFORE, in consideration of the promises herein contained, and in order to induce the Holders of the Notes to purchase the Notes, the Issuers and the Trustee hereby agree, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

          SECTION 1.     DEFINITIONS; APPOINTMENT; DEPOSIT AND INVESTMENT.

          1.1. DEFINITIONS.

          "Account Agreement" means the Account Agreement dated as of July 16, 1998 among the Company, Telecommunications, the Partnership, the Trustee and PNC Bank, National Association, as securities intermediary, which agreement is attached as EXHIBIT A to this Agreement..

          "Cash Collateral Account" means an account established and maintained by the Trustee at its office at 1600 Market Street, 30th Floor, Philadelphia, Pennsylvania, in the name of the Issuers which account shall at all times be segregated from all other custodial or collateral accounts and be under the sole dominion and control of the Trustee and subject to the terms and conditions of this Agreement.

          "Collateral Investment Account" means an account established and maintained by the Trustee at its office at 1600 Market Street, 30th Floor, Philadelphia, Pennsylvania in the name of the Issuers, which account shall at all times be segregated from all other custodial or collateral accounts and be under the sole dominion and control of the Trustee and subject to the terms and conditions of this Agreement.

          "Combination" means, collectively, the merger transactions and interest exchange transaction contemplated by the Merger Agreement.

          "Government Book-Entry Security" means U.S. Government Obligations maintained in book-entry form through the United States Federal Reserve Banks pursuant to (A) the United States Treasury Department regulations codified at 31 C.F.R. Part 357, as modified by the amendments promulgated at 61 Fed. Reg. 43, 626-43, 638 (Aug. 23, 1996), or (B) substantially identical regulations promulgated by any other agency or instrumentality of the United States whose securities qualify as "U.S. Government Obligations" hereunder.

          "Merger Agreement" means that certain Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998 among the Company, Telecommunications, the Partnership, IWL and certain other parties thereto, as amended on April 30, 1998, June 20, 1998, July 8, 1998 and as further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Officer's Certificate" shall mean a certificate signed by the President or any Vice President of each Issuer (or its general partner) and IWL stating that (i) the Combination has been consummated; (ii) all regulatory approvals required by the Merger Agreement have been received and are in effect except for such approvals the failure of which to receive or have in effect will not have a material adverse effect on the Company's financial condition, results of operations and cash flow and (iii) consummation of the Combination has not violated or conflicted with or give rise to a right to terminate any agreement or instrument that would have a material adverse effect on the Company's financial condition, results of operations or cash flow to which the Company, Telecommunications, the Partnership or IWL is a party.

          "Opinion of Counsel" shall mean, an opinion or opinions of legal counsel to the Company, which counsel shall be reasonably satisfactory to the Trustee (provided that Munsch, Hardt, Kopf, Harr & Dinan, P.C. is hereby agreed to be reasonably satisfactory to the Trustee), that opine to the matters certified in clauses (i), (ii) and (iii) of the definition of "Officer's Certificate"; provided that the opinion with respect to the matters referred to in clause (iii) may be to the best of such counsel's knowledge.

          "Temporary Cash Investment" means any of the following:

          (a) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof with a maturity of 365 days or less,

          (b) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

          (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above,

          (d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of any one of the Issuers) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Service, and

          (e) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Service or Moody's Investors Service, Inc.

          "Trustee" shall mean the Person named as the "Trustee" in Section 1.2 of this Agreement until a successor Trustee shall have become such, and thereafter "Trustee" shall mean the Person who is then the Trustee hereunder.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

          All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. Unless otherwise defined herein or in the Indenture, (i) terms used in Article 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the "U.C.C.") are used herein as therein defined and (ii) terms used in "Revised Article 8," as such term is defined in 31 C.F.R. (Section) 357.2, as modified by the amendments promulgated at 61 Fed. Reg. 43, 628 (Aug. 23, 1996), are used herein as therein defined.

          1.2. APPOINTMENT OF TRUSTEE. The Issuers and IWL hereby appoint PNC Bank, National Association, as Trustee in accordance with the terms and conditions set forth herein, and PNC Bank, National Association, hereby accepts such appointment. The initial purchasers under the Purchase Agreement have delivered to the Trustee the Funds, and the Trustee shall deposit such Funds into the Cash Collateral Account and invest such monies in accordance with the instructions of the Issuers.

          1.3. PLEDGE AND GRANT OF SECURITY INTEREST. The Issuers hereby pledge to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and grant to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a continuing first priority security interest in and to all of the Issuers' right, title and interest in, to and under the following (hereinafter collectively referred to as the "Collateral"), whether characterized as certificated securities, uncertificated securities, investment property, general intangibles or otherwise: (a) the Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account, (b) the Collateral Investments Account and all Collateral Investments (as hereinafter defined) and all certificates and instruments, if any, representing or evidencing the Collateral Investments, and any and all security entitlements to the Collateral Investments, and any and all related securities accounts in which security entitlements to the Collateral Investments are carried, (c) all cash, notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Issuers in substitution for or in addition to any or all the then existing Collateral, and (d) all proceeds of and other distributions on or with respect to any of the foregoing (and any other proceeds or distributions), including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any of the foregoing or any security entitlement thereto.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations.

          SECTION 3. DELIVERY OF COLLATERAL. Simultaneous with the execution and delivery of this Agreement, the parties to the Account Agreement shall execute and deliver the Account Agreement. All certificates or instruments representing or evidencing the Collateral, including, without limitation, amounts invested as provided in Section 5, shall be delivered to and held by the Trustee pursuant hereto and, in the case of Collateral Investments referred to in Section 6(a)(iii), to the Account Agreement. Such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance sufficient to establish and maintain in favor of the Trustee a valid security interest in such Collateral, and shall be credited to the Collateral Investments Account. All monies and other assets held in the Cash Collateral Account and the Collateral Investments Account are property of the Issuers subject to the security interests created hereby.

          SECTION 4. MAINTAINING THE CASH COLLATERAL ACCOUNT. (a) So long as any Obligation shall remain unpaid, the Cash Collateral Account shall be maintained with the Trustee.

          (b) It shall be a term and condition of the Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Cash Collateral Account, and except as otherwise provided by the provisions of Section 7 and Section 14, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, any of the Issuers or any other Person from the Cash Collateral Account.

          SECTION 5.     INVESTING OF AMOUNTS IN THE CASH COLLATERAL ACCOUNT.
If requested by the Issuers, the Trustee will, subject to the provisions of
Section 7 and Section 14, from time to time (a) invest amounts on deposit in the Cash Collateral Account in such Temporary Cash Investments, each in the name of or for the account of the Trustee, as the Issuers may designate in writing and
(b) invest interest paid on the Temporary Cash Investments referred to in clause
(a) above, and reinvest other proceeds of any such Temporary Cash Investments that may mature or be sold, in each case in such Temporary Cash Investments each in the name of or for the account of the Trustee, as the Issuers may designate in writing (the Temporary Cash Investments referred to in clauses (a) and (b) above being collectively "Collateral Investments"). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the Cash Collateral Account. The Trustee shall in no event be liable for any loss in the investment or reinvestment of amounts held in the Cash Collateral Account in accordance with the written instructions of the Issuers. In the event the Trustee does not receive any information as to how to invest funds in the Cash Collateral Account it shall invest such funds in the Provident Institutional T-Fund Dollar Shares Money Market Mutual Fund.

          SECTION 6. DELIVERY OF COLLATERAL INVESTMENTS; FILING. (a) The Trustee shall become the holder of the Collateral Investments (or applicable security entitlements thereto) through the following delivery procedures: (i) in the case of Collateral Investments which are certificated securities in registered form, delivery of the applicable certificate(s), specially endorsed to the Trustee or registered in the name of the Trustee, to the possession of
(A) the Trustee, (B) a securities intermediary or financial intermediary acting on behalf of the Trustee, or (C) another person, other than a securities intermediary or financial intermediary, which person acknowledges that it holds for the Trustee; (ii) in the case of Collateral Investments which are uncertificated securities, registration of one of the following as owner of such uncertificated securities: the Trustee or a person designated by the Trustee, or person other than a securities intermediary or financial intermediary, that becomes the registered owner of such uncertificated securities and acknowledges that it holds the same for the Trustee; and (iii) in the case of all other Collateral Investments including, without limitation, any Collateral Investments in commercial paper not constituting securities, interests in money market funds and Government Book-Entry Securities, such Collateral Investments will be held pursuant to the terms of the Account Agreement subject to the Control Agreement referred to therein.

          (b) All Collateral shall be retained in the Cash Collateral Account and the Collateral Investments Account pending disbursement pursuant to the terms hereof.

          (c) Concurrently with the execution and delivery of this Agreement, the Issuers are delivering to the Trustee duly executed financing statements in accordance with the Uniform Commercial Code as in effect in the State of New York and the State of Texas, covering the categories of Collateral described in this Agreement.

          SECTION 7. DISBURSEMENTS. The Trustee shall hold the Collateral and release the same, or a portion thereof, only as follows:

          (a) If the Trustee receives, prior to 11:59 p.m. New York City time on the Termination Date, an Officer's Certificate from each Issuer (or its general partner) and IWL and the Opinion of Counsel, the Trustee shall disburse the Collateral to, or at the written direction of, the Issuers by wire transfer or other method agreed to by the Issuers and the Trustee. If such Officer's Certificate and Opinion is received prior to 9:00 a.m. New York City time on a Business Day then such disbursement shall be made by the close of business on the date the Trustee receives such Officer's Certificates and Opinion of Counsel; provided, however, that if the Officer's Certificates and the Opinion of Counsel are received by the Trustee (i) on a day other than a Business Day or (ii) after 9:00 a.m. New York City time on such date, then, in either instance, the Trustee shall disburse the Collateral by the close of business on the next Business Day.

          (b) (i) If the conditions in Section 7(a) are not satisfied by 11:59 p.m. New York City time on the Termination Date (or, in the event the Trustee receives certificates signed by the President or any Vice President of each Issuer (or its general partner) and IWL stating that the Officer's Certificates and Opinion of Counsel will not be delivered to the Trustee by the Termination Date, on the date the Trustee receives such certificates), if the conditions required for release of Collateral as provided in clause
     (a) above have not been satisfied, the Issuers shall within thirty (30) days of either such event make the offer to purchase the Notes as provided by, and in accordance with Section 10.21 of the Indenture and the Trustee shall use the Collateral held in the Cash Collateral Account and Collateral Investments Account to satisfy the Issuers' and IWL's repurchase obligations under Section 10.21 of the Indenture. If any Collateral remains after the payment for all Notes tendered pursuant to such offer to purchase, such Collateral shall be disbursed to Telecommunications.

          (c)  Nothing contained in Section 1, Section 5, Section 6, this
     Section 7 or any other provision of this Agreement shall (i) afford the Issuers any right to issue entitlement orders with respect to any security entitlement to any of the Collateral

     Investments or any securities account in which any such security entitlement may be carried, or otherwise afford the Issuers control of any such security entitlement or (ii) otherwise give rise to any rights of the Issuers with respect to any of the Collateral Investments, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Issuers' beneficial interest under this Agreement in collateral pledged to and subject to the exclusive dominion and control (consistent with this Agreement) of the Trustee in its capacity as such (and not as a securities intermediary). The Issuers acknowledge, confirm and agree that the Trustee holds a security entitlement to the Collateral Investments solely as trustee for the Holders of the Notes and not as a securities intermediary or financial intermediary.

          SECTION 8. REPRESENTATIONS AND WARRANTIES. The Issuers and IWL hereby, on a joint and several basis, represent and warrant that:

          (a) The representations and warranties contained in the Purchase Agreement are true and correct in all material respects as of the date hereof and are hereby incorporated into this Agreement by this reference.

          (b) The execution and delivery by the Issuers and IWL of, and the performance by the Issuers and IWL of their respective obligations under, this Agreement will not contravene any provision of applicable law or the Articles of Incorporation or bylaws (or equivalent organizational documents) of any of the Issuers or IWL or any material agreement or other material instrument binding upon the Issuers or IWL or any of their respective subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuers or any of their respective subsidiaries, or result in the creation or imposition of any lien on any assets of the Issuers or IWL or any of their respective subsidiaries, except for the security interests granted under this Agreement; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required (i) for the performance by the Issuers or IWL of their obligations under this Agreement, (ii) for the pledge by the Issuers of the Collateral pursuant to this Agreement or (iii) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

          (c) The Issuers are the beneficial owners of the Collateral, free and clear of any lien or claims of any person or entity (except for the security interests granted under this Agreement). No security interest covering the Issuers' interest in the

     Collateral currently exists which has not been released other than the security interests granted pursuant to this Agreement.

          (d) This Agreement has been duly authorized, validly executed and delivered by each of the Issuers and IWL and constitutes a valid and binding agreement of each of the Issuers and IWL, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (e) Upon the filing of financing statements, if any, required by the U.C.C. in the appropriate offices in the State of New York and the State of Texas, and the delivery to the Trustee of the Collateral, in accordance with this Agreement, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders of the Notes will constitute a first priority perfected security interest in such Collateral, enforceable as such against all creditors of the Issuers (and any persons purporting to purchase any of the Collateral from the Issuers), other than as permitted by the Indenture.

          (f) The pledge of the Collateral pursuant to this Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Issuers.

          (g)  No Event of Default exists.

          SECTION 9. FURTHER ASSURANCES. The Issuers will, promptly upon request by the Trustee (which request the Trustee may submit at the direction of the Holders of a majority in principal amount of the Notes then outstanding), execute and deliver or cause to be executed and delivered, or use their reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee) or to effect the purposes of this Agreement. The Issuers also hereby authorize the Trustee to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Issuers (to the extent permitted by applicable law). The Issuers will promptly pay all reasonable costs incurred in connection with any of the foregoing within 15 days of receipt of an invoice therefor. The Issuers also agree, whether or not requested by the Trustee, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

          SECTION 10. COVENANTS. The Issuers and IWL covenant and agree with the Trustee and the Holders of the Notes that from and after the date of this Agreement until the earlier of (x) the receipt of the items referred to in
Section 7(a) hereof or (y) the completion of the offer to purchase the Notes contemplated by Section 10.21 of the Indenture:

          (a) that (i) they will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or their beneficial interest therein, and (ii) they will not create or permit to exist any lien upon or other adverse interest in or with respect to the Collateral (except for the security interests granted under this Agreement); and

          (b) that they will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest.

          SECTION 11. POWER OF ATTORNEY. In addition to all of the powers granted to the Trustee pursuant to the Indenture, each of the Issuers hereby appoints and constitutes the Trustee as such Issuer's attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof;
(c) giving of any notices or recording of any liens under Section 6 hereof; and
(d) paying or discharging taxes or liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Issuers to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 11 shall include, without limitation, the authority to endorse and negotiate any checks or other instruments representing proceeds of Collateral, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign any Issuer's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign any Issuer's name on any notice of lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Issuers.

          SECTION 12. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers granted to the Trustee hereunder are being granted in order to establish, preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for its own account, it being understood that the Trustee shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral.

          SECTION 13. INDEMNITY. The Issuers and IWL shall, on a joint and several basis, indemnify, hold harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Trustee's performance under this Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person.

          SECTION 14. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default under the Indenture or default hereunder (any such Event of Default or default being referred to in this Agreement as an "Event of Default") shall have occurred and be continuing:

          (a) The Trustee and the Holders of the Notes shall have, in addition to all other rights given by law or by this Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the U.C.C. in effect in the State of New York at that time.
     In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may and, at the direction of the Holders of a majority in principal amount of the Notes then outstanding, shall, sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Issuers. Unless any of the Collateral threatens, in the reasonable judgment of the Trustee, to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Issuers and IWL reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Issuers and IWL as provided in Section 17.1 hereof at least ten (10) days before the time of the sale or disposition. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

          (b) The Issuers and IWL further agree to use their reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 14 valid and binding and in compliance with any and all other applicable requirements of law. The Issuers and IWL further agree that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against the Issuers and IWL, and the Issuers and IWL hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

          SECTION 15. FEES AND EXPENSES. The Issuers and IWL will upon demand pay to the Trustee the reasonable fees of the Trustee for its services hereunder and the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the

Trustee, that the Trustee may incur in connection with (a) the review, negotiation and administration of this Agreement which is hereby agreed to be $1,500, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or
(d) the failure by the Issuers or IWL to perform or observe any of the provisions hereof.

          SECTION 16. SECURITY INTEREST ABSOLUTE. All rights of the Trustee and the Holders of the Notes and security interests hereunder, and all obligations of the Issuers and IWL hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any exchange, surrender, release or non-perfection of any liens on any other collateral for all or any of the Obligations; or

          (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuers in respect of the Obligations or of this Agreement.

          SECTION 17.    MISCELLANEOUS PROVISIONS.

          17.1. NOTICES. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or facsimile communication, addressed as follows:

To the Issuers:

Jere W. Thompson, Jr.
CapRock Communications Corp.
Two Galleria Tower, Suite 1925
Dallas, Texas  75240-6638
Facsimile:  (972) 788-4243

To IWL:

Ignatius W. Leonards
IWL Communications, Incorporated
12000 Aerospace Avenue, Suite 200
Houston, Texas  77034
Facsimile: (281) 929-1004

To the Trustee:

PNC Bank, National Association
1600 Market Street, 30th Floor
Philadelphia, Pennsylvania 19103
Attention: Corporate Trust Department
Facsimile: (215) 585-8872

or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

          17.2. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Agreement may not be used to interpret another pledge, security or debt agreement of the Issuers, IWL or any of their respective subsidiaries. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Agreement.

          17.3. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          17.4. HEADINGS. The headings in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          17.5. COUNTERPART ORIGINALS. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

          17.6. BENEFITS OF AGREEMENT. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          17.7. AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Issuers from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Consistent with the foregoing, this Agreement may be amended, its provisions may be waived and departures from its provisions may be consented to by action of the Issuers, IWL and the Trustee and (if applicable) the Holders of the Notes, all as provided in the Indenture. Failure of the Trustee, or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          17.8. INTERPRETATION OF AGREEMENT. To the extent a term or provision of this Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          17.9. CONTINUING SECURITY INTEREST; TERMINATION. (a) This Agreement shall create a continuing security interest in and to the Collateral and shall, except as otherwise provided in the Indenture or in this Agreement, remain in full force and effect until the payment in full in cash of the Obligations. This Agreement shall be binding upon the Issuers, their transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

          (b) This Agreement and the security interest granted herein shall terminate upon the disbursement of the Collateral in accordance with Section 7 hereof.

          17.10. SURVIVAL PROVISIONS. All representations, warranties and covenants of the Issuers contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement. The obligations of the Issuers under Sections 13 and 15 hereof shall survive the termination of this Agreement.

          17.11. WAIVERS. The Issuers and IWL waive presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Issuers might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

          17.12. AUTHORITY OF THE TRUSTEE. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Issuers or IWL or any other person for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Trustee shall have no duty to cause any financing statement or continuation statement to be filed in respect of the Collateral.

          (b) The Issuers and IWL acknowledge that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Issuers, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Issuers and IWL shall not be obligated or entitled to make any inquiry respecting such authority.

          17.13. FINAL EXPRESSION. This Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

          17.14. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY WAIVER OF DAMAGES. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE ISSUERS, IWL, THE TRUSTEE AND THE HOLDERS OF THE NOTES IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING: THE MATTERS IDENTIFIED IN 31 C.F.R. (Section)(Section) 357.10 AND 357.11 (AS IN EFFECT ON THE DATE OF THIS AGREEMENT) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

          (b) THE ISSUERS AND IWL AGREE THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE ISSUERS, IWL OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE ISSUERS, IWL OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE ISSUERS AND IWL AGREE THAT THEY WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE ISSUERS AND IWL WAIVE ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (c) THE ISSUERS AND IWL AGREE THAT NEITHER ANY HOLDER OF NOTES NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR THE INDENTURE) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE ISSUERS OR IWL (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE ISSUERS OR IWL IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED

TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          IN WITNESS WHEREOF, the Issuers, IWL and the Trustee have each caused this Agreement to be duly executed and delivered as of the date first above written.


                                        CAPROCK COMMUNICATIONS CORP.


                                        By:
                                             ------------------------------
                                             Name:
                                             Title:

                                        CAPROCK TELECOMMUNICATIONS CORP.


                                        By:
                                             ------------------------------
                                             Name:
                                             Title:

                                        CAPROCK FIBER NETWORK, LTD.


                                        By:  CapRock Systems, Inc., general
                                             partner

                                        By:
                                             ------------------------------
                                             Name:
                                             Title:

                                        IWL COMMUNICATIONS, INCORPORATED


                                        By:
                                             ------------------------------
                                             Name:
                                             Title:

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By:
                                             ------------------------------
                                             Name:
                                             Title: